China Electric Motor, Inc. Announces Agreement to
Purchase “Sunna Industrial Park” Land and Production Facilities

SHENZHEN, China, January 6, 2011 /PRNewswire-Asia-FirstCall/ -- China Electric Motor, Inc. (Nasdaq: CELM, “China Electric” or the “Company”), a Delaware corporation and China-based company that engages in the design, production, marketing and sale of micro motor products, today announced that its indirect wholly owned subsidiary, Shenzhen YuePengCheng Motor Co., Ltd. (“YuePengCheng”), entered into a Property Purchase Agreement (the “Agreement”) with Shenzhen Jianhuilong Industry Co., Ltd. (“Jianhuilong”) pursuant to which YuePengCheng agreed to purchase (the “Transaction”) the remainder of the Shenzhen-based “Sunna Industrial Park” it did not previously own, for approximately RMB170.9 million (or approximately US$25.8 million). The total amount is expected to be paid in a series of installments by January 31, 2011. The closing of the Transaction is expected to take place within 30 days following the date of the Agreement, subject to government approvals.

Transaction Details

The Company, through its indirect wholly owned subsidiary, YuePengCheng entered into the Agreement with Jianhuilong to purchase certain property located at Sunna Industrial Park, 2nd Fuyuan Road, Fuyong Hi-Tech Zone, Baoan District, Shenzhen, the People's Republic of China. The gross floor area of the purchased property is approximately 35,530 square meters (or approximately 382,442 square feet) comprised of three production buildings, an office building, a staff dormitory and a power distribution house. The transaction was independently valued by a 3rd party China-licensed valuation agent at RMB170.9 million (or approximately US$25.8 million). The Company has made a down payment and paid a security deposit of RMB18.4 million (or approximately US$2.8 million), in the aggregate, with the remaining RMB152.5 million (or approximately US$23.0 million) to be paid by January 31, 2011, subject to government approvals.

Since September 2009, China Electric Motor has owned one of the four production facilities located in Sunna Industrial Park, a 6,337 square meter production facility. This company-owned facility, not included as part of today’s transaction, represents approximately 60% of the Company’s current production capacity, while an additional 20% of the Company’s production capacity comes from one of the buildings being acquired in this transaction (the remaining 20% of production capacity is from the Company’s leased facility in Zhejiang). In total, full ownership of the Sunna Industrial Park will provide the Company with approximately 25,631 square meters of production capacity in four separate buildings, an office building (10,612 square meters), a staff dormitory (5,395 square meters) and a power distribution house (227 square meters).

Mr. Yue Wang, Chief Executive Officer of China Electric, stated, “Our recent purchase of the Sunna Industrial Park facility represents a cost-effective, long-term investment for China Electric that will increase the stability of our operations and allow us to better forecast expenses. We believe the purchase of this facility will also improve overall efficiency as we consolidate existing operations and future acquisitions into this centralized facility. After a review of our 2011 budget, and in light of a proposed rental increase of almost 50% for our Sunna Industrial Park leased facility, we determined that purchasing the entire facility for our current and future production plans was in the best interest of the Company and the most cost-effective alternative. This facility will serve as our core production hub and will provide China Electric with additional production capacity, paving the way for our future expansion plans.”

Wang continued, “We expect to fund this transaction through a combination of existing cash on our balance sheet and cash flow generated from operations in 2011. After the purchase, we will be able to collateralize the purchased property if we were to apply for any bank loans to help fund our operations.  We look forward to a more stable manufacturing environment for our business and believe this acquisition provides us with a great opportunity to expand our market position and improve the profitability of our business over time.”

About China Electric Motor, Inc.

China Electric Motor, Inc. (Nasdaq: CELM) is a China-based company that engages in the design, production, marketing and sale of micro motor products through its subsidiaries, Shenzhen YuePengCheng Motor Co., Ltd. and Ningbo Heng Bang Long Electrical Equipment Co., Ltd. The Company's products are incorporated into consumer electronics, automobiles, power tools, toys and household appliances, and are sold under its “Sunna” brand name. The Company provides micro motor products that meet the growing demand for efficient, quiet and compact motors from manufacturers of consumer electronics, automobiles, power tools, toys and household appliances. China Electric Motor, Inc. sells its products directly to original equipment manufacturers and to distributors and resellers both domestically in the People's Republic of China and internationally to customers in Korea and Hong Kong. The Company's manufacturing facilities are located in Shenzhen, Guangdong and Ningbo, Zhejiang.

Safe Harbor Statement

This press release of China Electric Motor, Inc. (“China Electric,” the “Company,” “we,” “us” or “our”) contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 that involve risks, uncertainties and assumptions. All statements other than statements of historical fact in this press release are forward-looking statements, including but not limited to, our future financial condition or results of operation, the completion and expected benefits of our planned expansion, the ongoing growth in the sales of our products and our product lines, our access to new markets, our ability to recruit and retain high-quality employees, the success of our growth strategies and the continuing growth of the Chinese economy and Chinese exports. These forward-looking statements are based on management's current expectations, assumptions, estimates and projections about the Company and the industry in which the Company operates, but involve a number of unknown risks and uncertainties, including, without limitation, our ability to sustain our recent profitability and growth rates, the possibility that we may not meet production demands and standards at a reasonable cost, increased competition in the micro motor product market, our ability to develop and sell new products or penetrate new markets, our ability to timely bring additional production capacity on line, our ability to maintain and fill order backlog, the success of our strategic investments and acquisitions, our ability to timely develop new production equipment, compliance with and changes in the laws and policies of the People's Republic of China that affect our operations, including its economic policies and other risk factors detailed in our Annual Report on Form 10-K for the fiscal year ended December 31, 2009 and in our subsequent reports on Form 10-Q filed with the Securities and Exchange Commission and available at www.sec.gov. The Company undertakes no obligation to update forward-looking statements to reflect subsequent occurring events or circumstances, or changes in its expectations, except as may be required by law. Although the Company believes that the expectations expressed in these forward-looking statements are reasonable, it cannot assure you that such expectations will turn out to be correct, and actual results may differ materially from the anticipated results. You are urged to consider these factors carefully in evaluating the forward-looking statements contained herein and are cautioned not to place undue reliance on such forward-looking statements, which are qualified in their entirety by these cautionary statements.

Contact Information:

In China:

Dexter Fong, CFO
China Electric Motor, Inc.
Tel: +86 136 6666 1663
Email: dexterfong@gmail.com

ICR, LLC.
Jeremy Peruski
Tel: +86 10 6583 7508
Email: Jeremy.peruski@icrinc.com